EXHIBIT 21


                       Subsidiaries of CONMED Corporation




         Name                                             State of Incorporation
         ----                                             ----------------------
Aspen Laboratories, Inc.                                         Colorado


Consolidated Medical Equipment International, Inc.               New York


CONMED Andover Medical, Inc.                                     New York


Birtcher Medical Systems, Inc.                                   California


NDM, Inc.                                                        New York